Exhibit 99.1

Contact:         Sarah McAuley: (617) 532.8195, news@enernoc.com or ir@enernoc.com

EnerNOC Reports Fourth Quarter and Full Year 2011 Financial Results

BOSTON, MA, February 27, 2012 – EnerNOC, Inc. (NASDAQ: ENOC), a leading provider of energy management applications, services and products, today announced financial results for the fourth quarter and year ended December 31, 2011.

“We achieved many objectives in 2011 that have strengthened our ability to serve the needs of our customers, bolstered our long-term growth objectives, and increased our operational efficiency. We added more megawatts to our portfolio, signed more utility deals, and responded to more dispatches than any prior year, while strengthening and entering new international markets with some of the most attractive capacity pricing in our portfolio,” commented Tim Healy, EnerNOC’s Chairman and Chief Executive Officer. “Though recent regulatory developments have been time-consuming and challenging, the global market opportunity for EnerNOC’s robust suite of energy management solutions continues to expand.”

Revenues for the fourth quarter of 2011 were $26.8 million, compared to $22.7 million for the same period in 2010, an increase of $4.1 million, or 18%. Revenues for the year ended December 31, 2011 were $286.6 million, compared to $280.2 million for the year ended December 31, 2010, an increase of $6.4 million, or 2%.

Gross profit for the fourth quarter of 2011 was $5.6 million, or 21% of revenue during that period, compared to $4.0 million, or 18% of revenue, for the fourth quarter of 2010. Gross profit for the year ended December 31, 2011 was $123.4 million, or 43% of revenue during that period, compared to $120.3 million, or 43% of revenue, for the year ended December 31, 2010.

GAAP net loss for the fourth quarter of 2011 was $28.0 million, or $1.08 per basic and diluted share, compared to GAAP net loss for the fourth quarter of 2010 of $21.2 million, or $0.86 per basic and diluted share. GAAP net loss for the year ended December 31, 2011 was $13.4 million, or $0.52 per basic and diluted share, compared to GAAP net income for the year ended December 31, 2010 of $9.6 million, or $0.37 per diluted share.

Non-GAAP net loss* for the fourth quarter of 2011 was $23.7 million, or $0.91 per basic and diluted share, compared to non-GAAP net loss for the fourth quarter of 2010 of $17.1 million, or $0.69 per basic and diluted share. Non-GAAP net income for the year ended December 31, 2011 was $5.9 million, or $0.22 per diluted share, compared to non-GAAP net income for the year ended December 31, 2010 of $25.4 million, or $0.97 per diluted share.

Adjusted EBITDA* for the fourth quarter of 2011 was negative $20.9 million, compared to negative $14.9 million in the fourth quarter of 2010. Adjusted EBITDA for the year ended December 31, 2011 was $26.0 million, compared to $42.8 million for the year ended December 31, 2010.

Cash flow from operating activities for the year ended December 31, 2011 was $27.6 million, or 10% of revenue during that period, compared to $45.1 million, or 16% of revenue for the year ended December 31, 2010. The Company generated $10.0 million of free cash flow* for the year ended December 31, 2011, compared to $ 25.8 million for the year ended December 31, 2010. As of December 31, 2011, the Company had cash and cash equivalents totaling $87.3 million, a decrease of $66.1 million from cash and cash equivalents as of December 31, 2010.

(*Please refer to the section below titled “Use of Non-GAAP Financial Measures” for non-GAAP definitions and the financial schedules attached to this press release for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.)

Other Fourth Quarter and Recent Highlights

•	Increased demand response megawatts under management by approximately 1,800 during 2011 to over 7,100 MW as of December 31, 2011, up from over 5,300 as of December 31, 2010.

•

Increased the Company’s commercial, institutional, and industrial demand response customers to approximately 4,900 and sites to approximately 11,400 as of December 31, 2011, up from 3,600 customers and 8,600 sites as of December 31, 2010.

•

Managed over 360 demand response dispatches during the year, representing a 64% increase in dispatches over the 220 dispatches in 2010. The Company maintained its 2010 average event performance of over 100% based on nominated versus delivered capacity.

•	Grew non-demand response revenues by 77% year-over-year, to over $27 million.

•	Finalized previously announced agreement to provide 150 megawatts of fully automated demand response to the Alberta Electric System Operator, with sub-second dispatch speed.

•	Signed a 40 megawatt Act 129 demand response agreement with Duquesne Light Company.

•

In February 2012, the Federal Regulatory Energy Commission (“FERC”) issued an order substantially accepting PJM Interconnection’s (“PJM”) compliance filing, which resulted in the immediate implementation of PJM’s proposed market rule changes regarding capacity compliance measurement and verification.

•

In February 2012, Timothy Weller, the Company’s Chief Financial Officer and Treasurer, provided his notice of resignation to the Company so that he may pursue another professional opportunity. Mr. Weller will remain as the Company’s Chief Financial Officer and Treasurer until on or around March 31, 2012 in order to assist the Company with this transition.

Financial Outlook

The Company currently expects to deliver the following financial results for the quarter ending March 31, 2012 and the years ending December 31, 2012 and December 31, 2013. The following financial outlook information takes into consideration the February 2012 FERC ruling discussed above:

First Quarter 2012: The Company expects first quarter revenue to be in the range of $22 million to $30 million. First quarter GAAP net loss is expected to be in the range of $0.96 to $1.16 per basic and diluted share. These estimates are based on basic and diluted weighted average shares outstanding of 26.1 million shares.

Full Year 2012: The Company expects full year 2012 revenue to be in the range of $240 million to $280 million. GAAP net loss is expected to be in the range of $1.00 to $1.60 per basic and diluted share. These estimates are based on basic and diluted weighted average shares outstanding of 26.3 million shares. Full year 2012 Adjusted EBITDA is expected to be between $0 and $20 million, with estimated stock-based compensation expense of $14.5 million, estimated amortization of acquisition related intangibles expense of $7.2 million, estimated depreciation expense between $18 million and $20 million, estimated $0 to $2 million in interest and other expense, net, and an estimated provision for income taxes of $2.6 million.

Full Year 2013: The Company expects full year 2013 revenue to be in the range of $350 million to $400 million. GAAP net income (loss) is expected to be in the range of (i) a net loss of $0.25 per basic and diluted share based on weighted average basic and diluted shares outstanding of 26.7 million shares to (ii) a net income of $0.50 per diluted share based on weighted average diluted shares outstanding of 27.5 million shares. Full year 2013 Adjusted EBITDA is expected to be between $35 million and $60 million, with estimated stock-based compensation expense between $12 million and $16 million, estimated amortization of acquisition-related intangibles expense between $6 million and $8 million, estimated depreciation expense between $20 million and $24 million, estimated $0 to $2 million in interest and other expense, net, and an estimated provision for income taxes between $3 million and $5 million.

These statements are forward-looking and actual results may differ materially. These statements are based on information available as of February 27, 2012, and the Company assumes no obligation to publicly update or revise its financial outlook. Investors are reminded that actual results may differ from these estimates for the reasons described below and in the Company’s filings with the Securities and Exchange Commission.

Webcast Reminder

The Company will host a conference call today, February 27, 2012 at 5:00 p.m., Eastern Time, to discuss the Company’s fourth quarter and full year 2011 operating results, as well as other forward-looking information about the Company’s business. Domestic callers may access the earnings conference call by dialing 877-837-3911

(International callers, dial 973-796-5063). Investors and other interested parties may also go to the “Investors” section of EnerNOC’s website at http://investor.enernoc.com/webcasts.cfm for a live webcast of the conference call. Please access the website at least 15 minutes prior to the call to register, download, and install any necessary audio software. A replay of the conference call will be available on the Company’s website noted above or by phone (Domestic: dial 855-859-2056 and enter the pass code 55271642, International: dial 404-537-3406 and enter the pass code 55271642) until March 2, 2012 and the webcast will be archived on EnerNOC’s website for a period of three months.

About EnerNOC

EnerNOC unlocks the full value of energy management for our utility and commercial, institutional, and industrial (C&I) customers by reducing real-time demand for electricity, increasing energy efficiency, improving energy supply transparency in competitive markets, and mitigating emissions. We accomplish this by delivering world-class energy management applications including DemandSMART™, comprehensive demand response; EfficiencySMART™, data-driven energy efficiency; SupplySMART™, energy price and risk management; and CarbonSMART™, enterprise carbon management. Our Network Operations Center (NOC) continuously supports these applications across thousands of C&I customer sites throughout the world. Working with more than 100 utilities and grid operators globally, we deliver energy, ancillary services, and carbon mitigation resources that provide cost-effective alternatives to investments in traditional power generation, transmission, and distribution. For more information, visit www.enernoc.com.

Safe Harbor Statement

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to the Company’s future financial performance, the global market opportunity for the Company’s energy management applications, services and products, and the future growth and success of the Company’s energy management applications, services and products in general, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to under the section “Risk Factors” in EnerNOC’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as well as other documents that may be filed by EnerNOC from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, the Company’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. EnerNOC is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

To supplement the financial measures presented in EnerNOC’s press release and related conference call or webcast in accordance with accounting principles generally accepted in the United States (“GAAP”), EnerNOC also presents non-GAAP financial measures relating to non-GAAP net income or loss, non-GAAP net income or loss per share, adjusted EBITDA, and free cash flow.

A “non-GAAP financial measure” refers to a numerical measure of the Company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s financial statements. EnerNOC provides the non-GAAP measures listed above as additional information relating to EnerNOC’s operating results as a complement to results provided in accordance with GAAP. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP and should not be considered measures of the Company’s liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare the Company’s performance to that of other companies.

The non-GAAP measures used in this press release and related conference call or webcast differ from GAAP in that they exclude expenses related to stock-based compensation, amortization expense related to acquisition-related intangible assets, as well as in certain measures, the related impact of these adjustments on the provision for income taxes. In addition, investors should note the following:

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EnerNOC defines “non-GAAP net income (loss)” as net income (loss) before expenses related to stock-based compensation and amortization expenses related to acquisition-related intangible assets, net of related tax effects.

•

EnerNOC defines “Adjusted EBITDA” as net income (loss), excluding depreciation, amortization, stock-based compensation, interest, income taxes and other income (expense). Adjusted EBITDA eliminates items that are either not part of the Company’s core operations or do not require a cash outlay, such as stock-based compensation. Adjusted EBITDA also excludes depreciation and amortization expense, which is based on the Company’s estimate of the useful life of tangible and intangible assets. These estimates could vary from actual performance of the asset, are based on historic cost incurred to build out the Company’s deployed network, and may not be indicative of current or future capital expenditures.

•

EnerNOC defines “free cash flow” as net cash provided by (used in) operating activities less capital expenditures. EnerNOC defines “capital expenditures” as purchases of property and equipment, which includes capitalization of internal-use software development costs. Capital expenditures are disclosed in the Company’s Statement of Cash Flows in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

EnerNOC’s management uses these non-GAAP measures when evaluating the Company’s operating performance and for internal planning and forecasting purposes. EnerNOC’s management believes that such measures help indicate underlying trends in the Company’s business, are important in comparing current results with prior period results, and are useful to investors and financial analysts in assessing the Company’s operating performance. For example, EnerNOC’s management considers non-GAAP net income or loss to be an important indicator of the overall performance of the Company because it eliminates certain of the more significant effects of its acquisitions and related activities and non-cash compensation expenses. In addition, EnerNOC’s management considers adjusted EBITDA to be an important indicator of the Company’s operational strength and performance of its business and a good measure of the Company’s historical operating trend. Moreover, EnerNOC’s management considers free cash flow to be an indicator of the Company’s operating trend and performance of its business.

Source: EnerNOC, Inc.

EnerNOC, Inc.

SELECTED FINANCIAL INFORMATION

(in thousands, except for share and per share data)

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Revenues	$26,759	$22,690	$286,608	$280,157
Cost of revenues	21,132	18,668	163,211	159,832

Gross profit	5,627	4,022	123,397	120,325
Operating expenses:
Selling and marketing	12,109	10,897	51,907	44,029
General and administrative	18,601	13,828	66,773	54,983
Research and development	4,362	2,349	14,254	10,097

Total operating expenses	35,072	27,074	132,934	109,109

(Loss) income from operations	(29,445)	(23,052)	(9,537)	11,216
Other income (expense)	1,498	(116)	(987)	(85)
Interest expense	(255)	(32)	(1,053)	(718)

(Loss) income before income tax	(28,202)	(23,200)	(11,577)	10,413
Benefit from (provision for) income tax	186	2,033	(1,806)	(836)

Net (loss) income	$(28,016)	$(21,167)	$(13,383)	$9,577

(Loss) earnings per share:
Basic	$(1.08)	$(0.86)	$(0.52)	$0.39

Diluted	$(1.08)	$(0.86)	$(0.52)	$0.37

Weighted average number of common shares outstanding
Basic	26,001,088	24,688,865	25,799,494	24,611,729

Diluted	26,001,088	24,688,865	25,799,494	26,054,162

EnerNOC, Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	December 31,
	2011	2010
Assets
Current assets
Cash and cash equivalents	$87,297	$153,416
Restricted cash	158	1,537
Trade accounts receivable, net of allowance for doubtful accounts of $192 and $150 at December 31, 2011 and 2010, respectively	24,525	22,137
Unbilled revenue	64,448	73,144
Prepaid expenses, deposits and other current assets	26,723	6,707

Total current assets	203,151	256,941
Property and equipment, net of accumulated depreciation of $51,400 and
$36,309 at December 31, 2011 and 2010, respectively	36,636	34,690
Goodwill	79,213	24,653
Customer relationship intangible assets, net of accumulated amortization of $5,286 and $1,016 at December 31, 2011 and 2010, respectively	26,993	2,494
Other definite-lived intangible assets, net of accumulated amortization of $3,591	5,524	3,329
and $2,095 at December 31, 2011 and 2010, respectively
Indefinite-lived intangible assets	—	920
Deposits and other assets	4,291	2,872

Total assets	$355,808	$325,899

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$2,335	$111
Accrued capacity payments	58,332	65,792
Accrued payroll and related expenses	11,937	11,135
Accrued expenses and other current liabilities	6,107	9,307
Accrued performance adjustments	6,045	—
Accrued acquisition contingent consideration	—	1,500
Deferred revenue	12,556	5,540
Current portion of long-term debt	—	37

Total current liabilities	97,312	93,422
Long-term liabilities
Deferred acquisition consideration	500	—
Accrued acquisition contingent consideration, long term	336	—
Deferred tax liability	2,646	1,141
Deferred revenue, long-term	6,810	4,696
Other liabilities	464	514

Total long-term liabilities	10,756	6,351
Stockholders’ equity
Undesignated preferred stock, $0.001 par value; 5,000,000 shares
Common stock, $0.001 par value; 50,000,000 shares authorized, 27,306,548 and 25,155,067 shares issued and outstanding at December 31, 2011 and 2010, respectively	27	25
Additional paid-in capital	329,817	293,942
Accumulated other comprehensive loss	(955)	(75)
Accumulated deficit	(81,149)	(67,766)

Total stockholders’ equity	247,740	226,126

Total liabilities and stockholders’ equity	$355,808	$325,899

EnerNOC, Inc.

Cash Flow Information

(in thousands)

(Unaudited)

	Year Ended December 31,
	2011	2010
Cash provided by operating activities	$27,637	$45,148
Cash used in investing activities	(95,516)	(15,424)
Cash provided by financing activities	1,997	3,974
Effects of exchange rate changes on cash	(237)	(21)

Net change in cash and cash equivalents	$(66,119)	$33,677

EnerNOC, Inc.

NON-GAAP FINANCIAL MEASURES RECONCILIATION

(in thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
GAAP Net (loss) income	$(28,016)	$(21,167)	$(13,383)	$9,577
ADD: Stock-based compensation	2,976	4,074	13,464	15,742
ADD: Amortization expense of acquired intangible assets	1,323	343	5,856	1,452
LESS: Income tax effect of Non-GAAP adjustments (1)	—	(387)	—	(1,380)

Non-GAAP Net (loss) income	$(23,717)	$(17,137)	$5,937	$25,391

GAAP Net (loss) earnings per basic share	$(1.08)	$(0.86)	$(0.52)	$0.39
ADD: Stock-based compensation	0.12	0.17	0.52	0.64
ADD: Amortization expense of acquired intangible assets	0.05	0.01	0.23	0.06
LESS: Income tax effect of Non-GAAP adjustments (1)	—	(0.01)	—	(0.06)

Non-GAAP Net (loss) income per basic share	$(0.91)	$(0.69)	$0.23	$1.03

GAAP Net (loss) earnings per diluted share	$(1.08)	$(0.86)	$(0.52)	$0.37
ADD: Stock-based compensation	0.12	0.17	0.52	0.60
ADD: Amortization expense of acquired intangible assets	0.05	0.01	0.23	0.05
LESS: Income tax effect of Non-GAAP adjustments (1)	—	(0.01)	—	(0.05)
LESS: Dilutive impact on weighted average common stock equivalents	—	—	(0.01)	—

Non-GAAP Net (loss) income per diluted share	$(0.91)	$(0.69)	$0.22	$0.97

Weighted average number of common shares outstanding
Basic	26,001,088	24,688,865	25,799,494	24,611,729
Diluted	26,001,088	24,688,865	26,766,359	26,054,162

(1)	Represents the increase in the income tax provision recorded for the three months and year ended December 31, 2010 based on our effective rate for the three months and year ended December 31, 2010, respectively.

EnerNOC, Inc.

RECONCILIATION OF ADJUSTED EBITDA

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Net (loss) income	$(28,016)	$(21,167)	$(13,383)	$9,577
Add back:
Depreciation and amortization expense	5,534	4,073	22,043	15,866
Stock-based compensation expense	2,976	4,074	13,464	15,742
Other (income) expense	(1,498)	116	987	85
Interest expense	255	32	1,053	718
(Benefit from) provision for income tax	(186)	(2,033)	1,806	836

Adjusted EBITDA	$(20,935)	$(14,905)	$25,970	$42,824

EnerNOC, Inc.

RECONCILIATION OF FREE CASH FLOW

(Unaudited)

	Year Ended December 31,
	2011	2010
Net cash provided by operating activities	$27,637	$45,148
Subtract:
Purchases of property and equipment	(17,613)	(19,394)

Free cash flow	$10,024	$25,754